SCHEDULE 14A

                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]   FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
|_|   Preliminary Proxy Statement
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

                        PERICOM SEMICONDUCTOR CORPORATION
                (Name of Registrant as Specified in it Charter)

                            [NAME OF PERSON FILING]
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                                     [LOGO]

                        PERICOM SEMICONDUCTOR CORPORATION
                                2380 Bering Drive
                               San Jose, CA 95131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on December 14, 1999

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pericom Semiconductor Corporation (the "Company") will be held on December 14, 1999 at 3:00 p.m., California time, at the Company's premises, 2380 Bering Drive, San Jose, California 95131, for the following purposes:

      1. To elect six directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

      2.    Approval of the Company's 2000 Employee Stock Purchase Plan.

      3. To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending June 30, 2000.

      4. To transact such other business as may properly come before the meeting.

      The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

      Shareholders of record at the close of business on October 22, 1999 are entitled to vote at the Annual Meeting.

                                        FOR THE BOARD OF DIRECTORS


                                        John Chi-Hung Hui, Ph.D.
                                        Vice President, Technology and Secretary
San Jose, California
October 29, 1999

                             YOUR VOTE IS IMPORTANT

To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the accompanying envelope. If you attend the meeting, you may vote in person even if you returned a proxy.

                        PERICOM SEMICONDUCTOR CORPORATION

                                 PROXY STATEMENT

General

      The enclosed proxy is solicited by Pericom Semiconductor Corporation (the "Company") on behalf of its Board of Directors for use at the Annual Meeting of Shareholders to be held on December 14 , 1999 at 3:00 p.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's premises, 2380 Bering Drive, San Jose, California 95131.

      This Proxy Statement, the form of proxy, and the Company's 1999 Annual Report are first being mailed to shareholders on or about October 29, 1999.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of John Chi-Hung Hui, Ph.D., Vice President, Technology and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Record Date, Share Ownership and Quorum

      Shareholders of record at the close of business on October 22, 1999 are entitled to vote at the Annual Meeting. At the record date, 9,680,175 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Voting and Solicitation

      Each share outstanding on the record date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to six nominees, a number of votes equal to six multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the meeting, at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

      The costs of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telegram.

      An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal has been approved or a nominee has been elected as a director, abstentions and broker non-votes are not counted as votes for or against a proposal or nominee.

Deadline for Receipt of Shareholder Proposals

      Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") a shareholder proposal must be received by the Company no later than July 1, 2000 to be considered timely for inclusion in the proxy statement for the 2000 Annual Meeting.

      If a shareholder intends to present a proposal at the 2000 Annual Meeting which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act, and does not notify the Company of such proposal on or before September 14, 2000, then management proxies will be permitted to use their discretionary voting authority to vote on the proposal if the proposal is raised at the 2000 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at six. Six directors will be elected at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

     The Board of Directors recommends a vote FOR the nominees listed below.

                                                                        Director
Name of Nominee                Age    Principal Occupation              Since
============================   =====  ===============================   ========

Alex Chi-Ming Hui............  42     Chief Executive Officer,          1990
                                      President and Chairman of the
                                      Board of Directors

Chi-Hung (John) Hui, Ph.D. ..  44     Vice President, Technology and    1990
                                      Director

Hau L. Lee, Ph.D.............  46     Director                          1999

Millard (Mel) Phelps.........  71     Director                          1999

Tay Thiam Song ..............  44     Director                          1992

Jeffrey Young ...............  50     Director                          1995

      The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

      Mr. Alex Chi-Ming Hui has been Chief Executive Officer, President and a member of the Board of Directors of the Company since its inception in June 1990, and was elected Chairman of the Board of Directors of the Company in July 1999. From August 1982 to May 1990, Mr. Hui was employed by LSI Logic Corporation, most recently as its Director of Advanced Development. From August 1980 to July 1982, Mr. Hui was a member of the technical staff of Hewlett-Packard Company. Mr. Hui holds a B.S.E.E. from the Massachusetts Institute of Technology and an M.S.E.E. from the University of California at Los Angeles.

      Dr. Chi-Hung (John) Hui has been Vice President, Technology and a member of the Board of Directors of the Company since its inception in June 1990. From August 1987 to June 1990, Dr. Hui was employed by Integrated Device Technology, most recently as Manager of its Research and Development Department. From August 1984 to August 1987, Dr. Hui was a member of the technical staff of Hewlett-Packard Company. Dr. Hui holds a B.S.E.E. from Cornell University and an M.S.E.E. and a Ph.D. in Electrical Engineering from the University of California at Berkeley.

      Dr. Hau L. Lee has been a member of the Board of Directors since July 1999. From February 1997 through the present Dr. Lee has been Kleiner Perkins, Mayfield, Sequoia Capital Professor in the Department of Industrial Engineering and Engineering Management and from September 1998 through the present has been Professor of Operations, Information and Technology Management at the Graduate School of Business at Stanford University. From September 1992 through the present he has been Professor of Industrial Engineering and Engineering Management at Stanford University. He is the founding and current director of the Stanford Global Supply Chain Management Forum, and has consulted extensively for companies such as Hewlett Packard, Sun Microsystems, IBM, Xilinx Corporation, Motorola, and Andersen Consulting. Dr. Lee is a graduate of the University of Hong Kong and earned his M.S. in Operational Research from the London School of Economics and his M.S. and Ph.D. degrees in Operations Research from the Wharton School at the University of Pennsylvania.

      Mr Millard (Mel) Phelps has been a member of the Board of Directors since July 1999. Mr. Phelps is a retired advisory director of Hambrecht and Quist (H&Q), a position he held from September 1994 to July 1997. Prior to joining H&Q in 1984 as a Principal in the firm and Senior Semiconductor Analyst, Mr. Phelps spent 23-years in the semiconductor industry in various management and corporate officer positions. Mr. Phelps is currently serving as a Director of Trident Microsystems and is also a director of four privately held companies. Mr. Phelps holds a BSEE degree with honors from Case Reserve University.

      Mr. Tay Thiam Song has been a member of the Board of Directors since June 1992. Mr. Tay resides in Singapore, and, since 1985, has been serving as the Executive Director of various companies in Singapore and Malaysia, including Daiman Group (a Malaysian public company) and Chye Seng Tannery (Pte) Ltd. Mr. Tay holds a B.A. in Accounting from the North East London Polytechnic University.

      Mr. Jeffrey Young has been a member of the Board of Directors since August 1995. Since 1988, Mr. Young has been a resident of Singapore and from 1990 to the present has served as the Executive Director of Daiman Roof Tiles Sdn. Bhd., a subsidiary of the Daiman Group, and from 1989 to the present as a Director of Great Wall Brick Work Sdn. Bhd., and from 1993 to the present as a Director of Daiman Singapore (Pte) Ltd., and has been a Director of Daiman Investments (Australia) Pty. Ltd. from 1993 to the present. Mr. Young holds a B.S. from the Electronic College of Canton, People's Republic of China.

Board Meetings and Committees

      The Board of Directors of the Company held three meetings during 1999. During the last fiscal year, each incumbent director attended every meeting of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee and a Compensation Committee.

      During 1999, Dr. Hui and Messrs. Tay and Young served on the Audit Committee. The Audit Committee held one meeting during 1999. The Audit Committee's duties are to review the results and scope of the annual audit and other services provided by the Company's independent auditors, review and evaluate the Company's internal control functions and monitor transactions between the Company and its employees, officers and directors.

      During 1999, Messrs. Tay and Young served on the Compensation Committee. The Compensation Committee held one meeting during 1999. The Compensation Committee administers the Company's 1995 Stock Option Plan and 1997 Employee Stock Purchase Plan and reviews and approves the compensation and benefits for the Company's executive officers.

      The Company's employee directors receive no fees for their services as members of the Board of Directors or committee members. Beginning in fiscal 2000, non-employee directors will each receive $2,000 per quarterly meeting, $500 for each additional telephonic meeting, and $1,000 for each Compensation or Audit Committee meeting attended. Messrs. Tay and Young were granted (i) on September 18, 1996 an option to purchase 7,500 shares of Common Stock at an exercise price of $3.80 per share which was vested immediately upon grant, (ii) on June 30, 1997 an option to purchase 7,500 shares of Common Stock at an exercise price of $4.40 per share, 3,750 of which vested immediately upon grant and 3,750 of which vested over a one-year period, beginning on the date of grant and (iii) on December 11, 1998 an option to purchase 3,750 shares of Common Stock at an exercise price of $9.50 per share which vest over a one-year period. Pursuant to the 1995 Stock Option Plan, commencing in fiscal 2000 all non-employee directors of the Company receive automatic stock option grants upon joining the Board of Directors in the amount of 5,000 shares and they receive 5,000 shares annually thereafter. All options are vested immediately upon grant. The exercise price of such stock options is equivalent to the fair market value of the underlying Common Stock on the date of grant.

      Mr. Hui and Dr. Hui are brothers, and Mr. Tay and Mr. Young are brothers-in-law.

                                 PROPOSAL NO. 2

                APPROVAL OF THE PERICOM SEMICONDUCTOR CORPORATION
                        2000 EMPLOYEE STOCK PURCHASE PLAN

General

      The Company's shareholders are being asked to approve the adoption of the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"). In the following discussion of the Purchase Plan capitalized terms have the same meanings as defined in the Purchase Plan, unless otherwise noted.

      The purpose of the Purchase Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Purchase Plan is intended to enable the Company and its Designated Parents or Subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, to promote the success of the Company's business, and to increase shareholder value by further aligning the interests of its employees with the interests of the Company's shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company and its Designated Parents or Subsidiaries to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities.

      Initially, a total of 300,000 shares of Common Stock (the "Shares") have been reserved for issuance under the Purchase Plan. The Purchase Plan will terminate in October 2009, unless earlier terminated by the Board.

      The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of this Proposal No. 2. For purposes of the vote on this Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast.

      New Plan Benefits. As of the date of this Proxy Statement, no officer has been granted any rights subject to shareholder approval of the proposed Purchase Plan. The benefits to be received pursuant to the Purchase Plan by the Company's officers and employees are not determinable at this time.

       The Board of Directors unanimously recommends a vote FOR approval of the 2000 Employee Stock Purchase Plan

      A general description of the principal terms of the Purchase Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Purchase Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

General Description

      The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Employees of the Company and its Designated Parents or Subsidiaries are eligible to participate in the Purchase Plan. Directors who are not employees are not eligible to participate.

      Initially, a total of 300,000 shares of Common Stock (the "Shares") have been reserved for issuance under the Purchase Plan. As of the first business day of each fiscal year beginning in 2001, the maximum aggregate number of Shares reserved for issuance under the Purchase Plan will be increased by an amount equal to the lesser of (i) 150,000 shares, (ii) 1.5% of the number of Shares outstanding on such date, or (iii) a lesser number of shares determined by the Administrator. The Purchase Plan will terminate in October 2009, unless earlier terminated by the Board.

      Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings and action by the Board of Directors have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of a Purchase Period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable Purchase Period.

      The Purchase Plan is implemented by overlapping or consecutive Offer Periods during which there are eight Purchase Periods. The Board of Directors may alter the duration of the Offer Periods, up to a maximum of 24 months, without shareholder approval. Certain additional limitations on the amount of Common Stock which may be purchased in any calendar year are imposed by the Code.

      The price per share at which Shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the Offer Period or Enrollment Date and (ii) 85% of the fair market value of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the

Common Stock on the Nasdaq National Market as of such date. The number of shares of Common Stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. The Company makes no cash contributions to the Purchase Plan, but bears the expenses of administration. The Purchase Plan is administered by the Compensation Committee, which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the Purchase Plan for any Offer Period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan. The Purchase Plan will terminate on the date preceding the tenth anniversary of its date of adoption, unless earlier terminated by the Board of Directors.

      Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), (ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year, and (iii) employees shall not be permitted in any Purchase Period to purchase more than 500 shares.

      A participant may decrease the rate of his or her payroll deduction for the remainder of a Offer Period by filling out the appropriate form and delivering it to the Company (or its designee). The reduced rate will become effective with the first full payroll period following ten business days after the Company receives the form unless the Company elects to process changes more quickly, and will remain in effect for the entire Offer Period and each subsequent Offer Period.

      A participant may also decrease or increase his or her rate of payroll deduction (to the 10% maximum allowed by the Purchase Plan) for a subsequent Offer Period or Purchase Period by filing a new payroll deduction authorization with the Company prior to the start of that Offer Period or Purchase Period. The new rate will become effective on the first day of the Offer Period or Purchase Period following the tenth business day after filing the new authorization and will remain in effect for the entire Offer Period and each subsequent Offer Period.

      A participant's interest in a given Offer Period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable three-month Purchase Period. Any withdrawal by the participant of accumulated payroll deductions for a given Purchase Period automatically terminates the participant's interest in that Offer Period. The failure to remain in the continuous employ of the Company (or a Designated Parent or Subsidiary) for at least 20 hours per week and more than five months in a calendar year during an Offer Period will be deemed to be a withdrawal from that Offer Period.

      No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Certain Federal Tax Consequences

      The following discussion summarizes certain tax considerations for participants in the Purchase Plan and certain tax effects to the Company. State and local tax consequences may differ.

      Amounts deducted from a participant's pay under the Purchase Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Purchase Plan, or purchases Common Stock under the Purchase Plan.

      If a participant disposes of Common Stock purchased pursuant to the Purchase Plan within two (2) years after the first day of the Offer Period or within one (1) year of the purchase of Common Stock (the "Minimum Holding Period"), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the Common Stock in an amount equal to the excess of the fair market value of the Common Stock on the day the Common Stock was purchased over the purchase price the participant paid for the Common Stock. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the Common Stock (that is, the purchase price plus the amount taxed as compensation income).

      If a participant disposes of Common Stock purchased pursuant to the Purchase Plan at any time after the Minimum Holding Period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the Common Stock at the time of such disposition over the amount paid for the Common Stock, or (b) 15% of the fair market value of the Common Stock on the first day of the Offer Period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

      Although the amounts deducted from a participant's pay under the Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of Common Stock under the Purchase Plan. However, if a participant disposes of Common Stock purchased pursuant to the Purchase Plan within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant. If a participant disposes of Common Stock purchased under the Purchase Plan after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to the Common Stock.

                                 PROPOSAL NO. 3

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 2000 fiscal year and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Deloitte & Touche LLP as the independent auditors for fiscal year 2000. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Deloitte & Touche LLP has audited the Company's financial statements since the year ended June 30, 1992.

    The Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2000.

                             Executive Compensation

                           Summary Compensation Table

      The following table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose aggregate salary, bonus and other compensation exceeded $100,000 during fiscal 1999 (collectively, the "Named Executive Officers").

                                                                                                         Long-Term
                                                                                                        Compensation
                                                                                                           Awards
                                                                                                           ------
                                                                                                           Shares
                                                                        Annual Compensation               Underlying
             Name and Principal Position                 Year         Salary            Bonus              Options
             ---------------------------                 ----         ------            -----              -------

Alex Chi-Ming Hui                                        1999        $212,755          $ 20,000           100,000
     Chief Executive Officer, President and              1998         168,076            50,000           150,000
     Chairman of the Board of Directors                  1997         152,849            23,000                --

Chi-Hung (John) Hui                                      1999         185,182            16,000            70,000
     Vice President, Technology and Director             1998         150,691            40,500            75,000
                                                         1997         137,039            18,000                --

Patrick B. Brennan  (1)                                  1999         145,937            12,000            15,000
     Vice President, Finance and Administration          1998         127,507            26,000            30,000
                                                         1997         118,070             9,000            20,000

Tat C. Choi (2)                                          1999         149,692            12,000            10,000
     Vice President, Design Engineering                  1998          28,538             4,500            60,000

Mark Downing (2)                                         1999         151,115            18,024            15,000
     Vice President, Marketing                           1998          78,077            14,831            50,000

Daniel W. Wark                                           1999         129,245            15,000            15,000
     Vice President, Operations                          1998         115,000            22,000            20,000
                                                         1997         106,693             9,000            25,000

Glen R. Wiley  (3)                                       1999         118,243            47,000                --
     Vice President, Sales                               1998         125,000            50,592                --
                                                         1997          20,192                --            75,000

(1) Mr. Brennan's compensation for 1999 includes $15,692 of accrued vacation that was paid to him in that year.
(2) Mr. Choi joined the Company in April, 1998, and Mr. Downing joined the Company in November, 1997.
(3) Mr. Wiley resigned his position of Vice President, Sales and left the Company on May 31, 1999.

                        Option Grants in Last Fiscal Year

      The following table sets forth certain information concerning stock option grants to each of the Named Executive Officers during fiscal 1999.

                                                                                           Potential Realizable Value
                                                                                             at Assumed Annual Rates
                            Number of                                                            Of Stock Price
                              Shares      Percent of Total     Exercise                      Appreciation for Option
                            Underlying    Options Granted       Price                               Term (4)
                             Options      to Employees in        Per       Expiration      --------------------------
          Name               Granted      Fiscal 1999 (1)     Share (2)     Date (3)          5%               10%
          ----               -------      ---------------     ---------    ----------          --             ---
Alex Chi-Ming Hui            40,000             3.09%          $ 6.75         7/1/08       $169,802        $  430,310
                             60,000             4.64            10.50        6/25/09        396,204         1,004,058
Chi-Hung (John) Hui          30,000             2.32             6.75         7/1/08        112,069           284,005
                             40,000             3.09            10.50        6/25/09        264,136           669,372
Patrick B. Brennan           15,000             1.16             7.00         5/1/09         66,034           167,343
Tat C. Choi                  10,000              .77             4.80         9/1/08         25,912            69,079
Mark Downing                 10,000              .77             4.80         9/1/08         25,912            69,079
                              5,000              .39             7.75       11/17/08         24,370            61,758
Daniel W. Wark               15,000             1.16             7.97        4/29/09         75,173           190,502
Glen R. Wiley                    --               --               --             --             --                --

----------

(1) In fiscal 1999, the Company granted options to employees to purchase an aggregate of 1,292,675 shares.
(2) Each of these options was granted pursuant to the Company's 1995 Stock Option Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock as determined by the Board of Directors of the Company on the date of the grant. All such options vest over a four-year period, subject to continued employment with the Company.
(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.
(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

      The following table sets forth certain information as of June 30, 1999 concerning exercisable and unexercisable stock options held by each of the Named Executive Officers.

                                                                  Number of Securities            Value of Unexcercised
                                                                 Underlying Unexercised          In-the-Money Options at
                               Number of                        Options at June 30, 1999            June 30, 1999 (1)
                            Shares Acquired       Value       ----------------------------      -----------------------------
          Name                on Exercise       Realized      Exercisable    Unexercisable      Exercisable     Unexercisable
          ----                -----------       ---------     -----------    -------------      -----------     -------------
Alex Chi-Ming Hui                  --              --           226,667         173,333          2,271,871         895,378
Chi-Hung (John) Hui                --              --           143,438         101,562          1,475,617         519,683
Patrick B. Brennan                 --              --            29,021          41,979            263,443         307,157
Tat C. Choi                        --              --            18,750          51,250            143,250         391,550
Mark Downing                       --              --            20,521          44,479            154,630         327,220
Daniel W. Wark                     --              --            28,126          31,874            263,653         213,215
Glen R. Wiley                      --              --            39,063              --            392,193              --

----------

(1) The value of "in-the-money" stock options represents the difference between the exercise price of such stock options and the fair market value of $12.44 per share of Common Stock as of June 30, 1999 multiplied by the total number of shares subject to such options on June 30, 1999.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors appointed by the Board of Directors. The Committee is responsible, on behalf of the Board, for reviewing and approving compensation programs, policies, and plans designed to motivate personnel to achieve Company objectives. One of the key responsibilities of the Committee is to set the compensation annually of the Chief Executive Officer (the "CEO"), upon his evaluation by the Board of Directors. Other responsibilities include: review and approve recommendations from the CEO for the compensation of officers, other senior managers, and key employees; review and approve recommendations regarding stock option grants for specific employees as provided under existing Company plans; review and approve the concept and design of management incentive plans and programs for Company officers, other senior managers, and key employees. An additional responsibility of the Committee is to review and approve recommendations regarding changes in compensation of outside directors.

      Compensation Philosophy. The Company believes that the management team it has assembled is well suited to increasing shareholder value and contributing to the long-term success of the Company, and the Committee intends to pursue a compensation philosophy consistent with achieving those goals. In structuring the Company's compensation programs, the Committee's goals are to align compensation with the Company's business objectives and performance and to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company. Consistent with these goals, the Company's compensation programs include a mix of salary, bonus and stock options. In particular, stock options are used to link executive incentives and the creation of shareholder value.

      Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. Consistent with the Company's current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies.

      Bonus. The Company's bonus plan provides for bonuses to be awarded to key employees based on specific goals, including, but not limited to, operating profit, achieved by the Company and the level of contribution to achievement of the goals by the key employees. The bonus plan is designed such that bonuses when combined with salaries create total compensation which is comparable to the average compensation of companies against which the Company competes in hiring and retaining key employees. Bonus awards depend on the extent to which Company and individual performance objectives are achieved. The Company's performance objectives include operating, strategic and financial goals considered critical to the Company's short and long term goals.

      Options. The purpose of the Company's stock option plans is to attract and retain talented key employees and to align their personal financial interests with those of the Company's shareholders. Options are generally granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over a four-year period. This approach is designed to focus key employees on sustainable growth of the Company and the creation of shareholder value over the long term. Stock options are a major component of the compensation package of executive management. Eligible employees are generally granted options upon commencement of employment and are considered for additional options periodically thereafter. In recommending stock options the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted.

      Section 162(m) of the Code imposes a limitation on the deductibility for federal income tax purposes of compensation over $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million is not subject to the limitation if it is "performance-based compensation" within the meaning of the Code. The Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year that is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statue and any fiscal Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

      CEO Compensation. The Committee uses the same procedures described above in setting the annual salary, bonus, and making recommendations regarding stock option awards for the CEO. The CEO's salary is determined based on comparisons with competitive companies as described above. The Committee believes that the CEO's salary and bonus plan is comparable to the salaries offered to CEO's of competitive companies. In recommending stock options, the Committee considers the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted.

      Conclusion. As a significant portion of the Company's compensation program is linked to Company performance, the Committee believes that compensation is closely tied to increases in long-term shareholder value.

                   Compensation Committee


                   Tay Thiam Song
                   Jeffrey Young

                   October 29, 1999

Performance Graph

      The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since October 31, 1997 with (ii) cumulative total shareholder return on (a) the Standard and Poor 500 Index and (b) the Hambrecht & Quist Semiconductor Index. The comparison assumes an investment of $100 on October 31, 1997 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 20 MONTH CUMULATIVE TOTAL RETURN*
          AMONG PERICOM SEMICONDUCTOR CORPORATION, THE S & P 500 INDEX
                  AND THE HAMBRECHT & QUIST SEMICONDUCTOR INDEX

Research Data Group                            Peer Group Total Return Worksheet

Pericom Semiconductor Corp (PSEM)

                                                                                                    Cumulative Total Return
                                     --------------------------------------------------------------------------------------
                                     10/31/97  11/30/97  12/31/97  1/31/98   2/28/98   3/31/98   4/30/98   5/31/98   6/27/98
PERICOM SEMICONDUCTOR CORPORATION       100        88        81        82       106        85       101        89        78
S & P 500                               100       105       106       108       115       121       122       120       125
HAMBRECHT & QUIST SEMICONDUCTORS        100        96        85        95       104        97       106        87        84

                                         Cumulative Total Return
                                     --------------------------------------------------------------------------------------
                                      7/31/98   8/31/98   9/30/98   10/31/98  11/30/98    12/31/98     1/31/99     2/28/99
PERICOM SEMICONDUCTOR CORPORATION         77        63        57        58          94         120         124         110
S & P 500                                124       106       113       122         129         137         143         138
HAMBRECHT & QUIST SEMICONDUCTORS          86        66        73        91         104         119         149         126

                                         Cumulative Total Return
                                     ------------------------------------------------
                                      3/31/99     4/30/99      5/31/99     6/30/99
PERICOM SEMICONDUCTOR CORPORATION          94          85           92         125
S & P 500                                 144         149          146         154
HAMBRECHT & QUIST SEMICONDUCTORS          135         132          142         178

* $100 INVESTED ON 10/31/97 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                              CERTAIN TRANSACTIONS

      In April 1994, the Company, Alex Chi-Ming Hui, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, and Chi-Hung
(John) Hui, Vice President, Technology and a director of the Company, and Dato' Kia Hong Tay and members of his immediate family, most of whom are principal shareholders of the Company, formed Pericom Technology, Inc., a British Virgin Islands corporation ("PTI") with principal offices in Shanghai, People's Republic of China. 18.4% of the outstanding voting stock of PTI is held by the Company and substantially all of the remaining 81.6% of the outstanding PTI voting stock is held by the foregoing directors, officers and principal shareholders of the Company. Each of the directors of the Company is a director of PTI, and Alex Chi-Ming Hui is the President and Chief Executive Officer of PTI. Pericom and PTI are parties to an agreement, dated as of March 17, 1995, which provides for cost reimbursement between the Company and PTI for any facility sharing or personnel time and certain procedures for funding research and development and joint development projects. During the fiscal years ended June 30, 1997, 1998 and 1999, the Company sold $39,000, $61,000 and $65,000 respectively, in services to PTI. During the years ended June 30, 1998 and 1999 the Company purchased $61,000 and $72,000 in services from PTI, respectively. As of June 30, 1998 and 1999, $846,000 and $2,611,000, respectively, was owed to the Company by PTI for certain advances made to PTI and administrative expenses incurred by the Company on behalf of PTI. See Note 4 of Notes to Financial Statements contained in the Company's 1999 Annual Report to Shareholders.

      In September 1995, the Company and PTI entered into an international distributor agreement, pursuant to which PTI was appointed a non-exclusive distributor for certain Pericom products in the People's Republic of China.

      The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal shareholders and their affiliates, including transactions with PTI, will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of September 30, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group.

                                                        Shares
                                                     Beneficially
      Name of Beneficial Owner                         Owned (1)     Percent
      ------------------------                         ---------     -------

Alex Chi-Ming Hui (2)                                  899,319       9.29%
Wellington Management Company, LLP (3)                 670,200       6.92%
   75 State Street
   Boston, Massachusetts  02109
Chi-Hung (John) Hui (4)                                642,547       6.64%
Brookside Capital Partners, Fund, L.P.                 505,000       5.22%
   Two Copley Place
   Boston, Massachusetts  02116
Tay Thiam Song (5)                                     177,812       1.84%
   16 Linden Drive
   Singapore 288691
Jeffrey Young (6)                                       75,312          *
   67 Saraca Road
   Singapore 807402
Patrick B. Brennan (7)                                  71,062          *
Tat C. Choi (8)                                         26,667          *
Glen R. Wiley (9)                                           --         --
Daniel W. Wark (10)                                     34,876          *
Mark Downing (11)                                       19,167          *
Hau L. Lee (12)                                          5,000          *
   265 Delphi Circle
   Los Altos, California 94022
Millard Phelps (13)                                      5,000          *
   6798 Griffin Road
   Ft. Myers, Florida 33908
All executive officers and
   directors as a group (11 persons) (14)            1,956,762      20.22%

----------

*     Less than 1% of outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 30, 1999 are deemed outstanding. Percentage of beneficial ownership is based upon 9,678,905 shares of Common Stock outstanding as of September 30, 1999. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows:
      2380 Bering Drive, San Jose, California 95131
(2) Includes 251,874 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(3) Includes 519,100 shares as to which Wellington Management Company LLP has shared voting power, and 670,200 as to which it has shared investment power.

(4) Includes 157,917 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(5) Includes 17,812 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(6) Includes 17,812 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(7) Includes 35,062 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(8) Includes 26,667 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(9) Mr. Wiley resigned his position of Vice President, Sales and left the Company on May 31, 1999.
(10) Includes 34,376 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(11) Includes 19,167 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(12) Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(13) Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.
(14) Includes 570,687 shares issuable upon exercise of stock options exercisable within 60 days of September 30, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time, except that a Form 3 for John Stahl and one Form 4 each for Alex Hui, Chi-Hung (John) Hui, Tay Thiam Song and Jeffrey Young were inadvertently filed late.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                             THE BOARD OF DIRECTORS

Dated:  October 29, 1999

                                                                       EXHIBIT A

                        Pericom Semiconductor Corporation

                        2000 Employee Stock Purchase PLAN

            The following constitute the provisions of the 2000 Employee Stock Purchase Plan of Pericom Semiconductor Corporation.

            1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

            2. Definitions. As used herein, the following definitions shall apply:

            (a) "Administrator" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

            (b) "Applicable Laws" means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Change in Control" means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

            (e) "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Common Stock" means the common stock of the Company.

            (g) "Company" means Pericom Semiconductor Corporation, a California corporation.

            (h) "Compensation" means an Employee's base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

            (i) "Corporate Transaction" means any of the following transactions:

                  (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                  (2) the sale, transfer or other disposition of all or
            substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company;

                  (3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

                  (4) acquisition by any person or related group of persons
            (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction

            (j) "Designated Parents or Subsidiaries" means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan.

            (k) "Effective Date" means November 1, 2000. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

            (l) "Employee" means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

            (m) "Enrollment Date" means the first day of each Offer Period.

            (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (o) "Exercise Date" means the last day of each Purchase Period.

            (p) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                  (1) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a share of Common Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Common Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                  (2) In the absence of an established market of the type
            described in (1), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

            (q) "Offer Period" means an Offer Period established pursuant to
Section 4 hereof.

            (r) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (s) "Participant" means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

            (t) "Plan" means this Employee Stock Purchase Plan.

            (u) "Purchase Period" means a period of approximately three months, commencing on November 1, February 1, May 1 and August 1 of each year and terminating on the next following January 31, April 30, July 31 or October 31, respectively.

            (v) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

            (w) "Reserves" means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

            (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

            3. Eligibility.

            (a) General. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

            (b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

            (c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 or fewer hours or less per week; (ii) Employees whose customary employment is for not more than 5 or fewer months in any calendar year; and (iii) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

            4. Offer Periods.

            (a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-four (24) months. Initially, the Plan shall be implemented through overlapping

Offer Periods of twenty-four (24) months' duration commencing each November 1, February 1, May 1 and August 1 following the Effective Date.

            (b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

            (c) An Employee may participate in only one Offer Period at a time. Accordingly, except as provided in Section 4(d), an Employee who wishes to join a new Offer Period must withdraw from the current Offer Period in which the Employee is participating and must also enroll in the new Offer Period prior to the Enrollment Date for that Offer Period.

            (d) If on the first day of any Purchase Period in an Offer Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

            (e) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

            5. Participation.

            (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.

            (b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

            6. Payroll Deductions.

            (a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

            (b) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

            (c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant's payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company's receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. A Participant's subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

            (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

            7. Grant of Option. On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) up to four thousand (4,000) shares of the Common Stock, subject to adjustment as provided in Section 18 hereof; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Purchase Period shall be five hundred (500) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in
Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

            8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, below, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant's account to purchase the number of full shares subject to the option by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant's account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

            9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option.

            10. Withdrawal; Termination of Employment.

            (a) A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant's option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant's payroll deductions credited to the Participant's account will be applied to the exercise of the Participant's option on the next Exercise Date, and after such Exercise Date, such Participant's option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

            (b) Upon termination of a Participant's employment relationship (as described in Section 2(k)) at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated. Upon termination of a Participant's employment relationship (as described in Section 2(k)) within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant's death, the person or persons entitled to the Participant's account balance under Section 14) withdraws from the Plan by submitting a change of status notice in accordance with subsection
(a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant's account following the Participant's termination of employment and the Participant's option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

            11. Interest. No interest shall accrue on the payroll deductions credited to a Participant's account under the Plan.

            12. Stock.

            (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (i) 150,000 shares, (ii) one and one-half percent (1.5%) of the outstanding shares on such date, or (iii) a lesser number of shares determined by the Administrator. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

            (b) A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

            (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

            13. Administration. The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

            14. Designation of Beneficiary.

            (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

            (b) Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined under in accordance with Section 27.

            15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

            16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

            17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

            18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

            (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or
(iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

            (b) Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the

Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in
Section 10. For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

            19. Amendment or Termination.

            (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offer Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offer Period is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

            (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

            20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

            21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in
Section 23.

            22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

            23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

            24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

            25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

            26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

            27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

                                    Exhibit A

       Pericom Semiconductor Corporation 2000 Employee Stock Purchase Plan

                             SUBSCRIPTION AGREEMENT

                  Effective with the Offer Period beginning on:

|_| November 1, 20___  |_| February 1, 20__  |_| May 1, 20__  |_| August 1, 20__

1.    Personal Information <modify data requested as appropriate>

      Legal Name (Please Print) ____________________________________________  ___________  ___________________
                               (Last)     (First)     (MI)                    Location     Department

      Street Address________________________________________________________  ________________________________
                                                                              Daytime Telephone

      City, State/Country, Zip______________________________________________  ________________________________
                                                                              E-Mail Address

      Social Security No._ _ _-_ _-_ _ _ _ Employee I.D. No. _______________  ________________________________
                                                                              Manager            Mgr. Location

2. Eligibility Any Employee whose customary employment is more than 20 hours per week and more than 5 months per calendar year and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the Pericom Semiconductor Corporation 2000 Employee Stock Purchase Plan (the "ESPP"); provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.

3. Definitions Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.

4. Subscription I hereby elect to participate in the ESPP and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.

5. Payroll Deduction Authorization I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll deductions may not exceed 10% of Compensation nor $21,250 per calendar year):

      --------------------------------------------------------------------------
      Percentage to be Deducted (circle one)
                                         1%  2%  3%  4%  5%  6%  7%  8%  9%  10%
      --------------------------------------------------------------------------

6. ESPP Accounts and Purchase Price I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.

7. Withdrawal and Changes in Payroll Deduction I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions will be applied automatically to purchase Company Common Stock. I may decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) during any Offer Period by completing and timely filing a Change of Status Notice. Any decrease will be effective for the full payroll period occurring after ten (10) business days from the Company's receipt of the Change of Status Notice. I may increase the rate of my payroll deductions in whole percentage increments to not more than ten percent (10%) during any Offer Period by completing and timely filing a Change of Status Notice. Any increase will be effective for the next Purchase Period after the Company's receipt of the Change of Status Notice.

8. Perpetual Subscription I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

9. Taxes I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.

10. Designation of Beneficiary In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP: |_| I am single |_| I am married

      Beneficiary (please print) _______________________________________________
                                 (Last)           (First)         (MI)

      Relationship to Beneficiary (if any)______________________________________

      Street Address ___________________________________________________________

      City, State/Country, Zip _________________________________________________

11. Termination of ESPP I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date (after purchase of shares on such date) within each outstanding Offer Period.

      Date: _____________________   Employee Signature:_________________________

                                                       _________________________
                                                       spouse's signature (if
                                                       beneficiary is other than
                                                       spouse)

                                    Exhibit B

       Pericom Semiconductor Corporation 2000 Employee Stock Purchase Plan

                             CHANGE OF STATUS NOTICE

------------------------------------------
 Participant Name (Please Print)

------------------------------------------
 Social Security Number

================================================================================
      Withdrawal From ESPP

      I hereby withdraw from the Pericom Semiconductor Corporation 2000 Employee Stock Purchase Plan (the "ESPP") and agree that my option under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement.

|_|   Withdrawal and Purchase of Common Stock

      Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Exercise Date. Any remaining balance will be refunded.

|_|   Withdrawal Without Purchase of Common Stock

      Entire account balance will be refunded to me and no Common Stock will be purchased on the next Exercise Date provided this notice is submitted to the Company ten (10) business days prior to the next Exercise Date.

================================================================================
|_|   Change in Payroll Deduction

      I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):

      --------------------------------------------------------------------------
      Percentage to be Deducted (circle one)
                                         1%  2%  3%  4%  5%  6%  7%  8%  9%  10%
      --------------------------------------------------------------------------

      A decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Company's receipt of this notice, unless this change is processed more quickly.

      Any increase will be effective for the next Purchase Period after the Company's receipt of the Change of Status Notice.

================================================================================

================================================================================

|_|   Change of Beneficiary |_| I am single |_| I am married

      This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

      Beneficiary (please print) _______________________________________________
                                 (Last)           (First)         (MI)

      Relationship to Beneficiary (if any)______________________________________

      Street Address ___________________________________________________________

      City, State/Country, Zip _________________________________________________

================================================================================

      Date: _____________________   Employee Signature:_________________________

                                                       _________________________
                                                       spouse's signature (if
                                                       beneficiary is other than
                                                       spouse)

                                   DETACH HERE

                                      PROXY

                        PERICOM SEMICONDUCTOR CORPORATION
                  2380 BERING DRIVE, SAN JOSE, CALIFORNIA 95131

               Annual Meeting of Shareholders - December 14, 1999
               Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Alex Chi-Ming Hui and John Chi-Hung Hui, Ph.D. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1999 Annual Meeting of Shareholders of Pericom Semiconductor Corporation to be held at the Company's premises, 2380 Bering Drive, San Jose, California 95131 at 3:00 p.m., California time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2 AND 3.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

                        PERICOM SEMICONDUCTOR CORPORATION

Dear Shareholder,

Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders on December 14, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pericom Semiconductor Corporation

                                   DETACH HERE

PSC12A

|X|   Please mark
      votes as in
      this example

      1. To elect six directors of the company to serve for the ensuing year and until their successors are elected and qualified.

            Nominees: Alex Chi-Ming Hui, Chi-Hung (John) Hui, Ph.D., Hau L. Lee,
                      Ph.D., Millard (Mel) Phelps, Tay Thiam Song, Jeffrey Young

              FOR     |_|     |_|  WITHHELD
              ALL                  FROM ALL
            NOMINEES               NOMINEES

|_| ______________________________________
    For all nominees except as noted above

                                                    FOR    AGAINST    ABSTAIN

      2.    Approval of the company's 2000          |_|      |_|         |_|
            Employee Stock Purchase Plan.

      3.    To ratify and approve the               |_|      |_|         |_|
            appointment of Deloitte &
            Touche LLP as the independent
            auditors for the Company for
            the fiscal year ending June
            30, 2000.

      4. To transact such other business as may properly come before the meeting.

      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|

      PLEASE VOTE, DATE AND SIGN. RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


Signature________________Date:_________  Signature________________Date:_________